UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17501 Biscayne Blvd Suite 430, Aventura FL 33160 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 786-288-0717

Former Name or Former Address, if Changed Since Last Report)

Copies to :
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
T: 516-833-5034
F: 516-977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

♦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

♦	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

♦	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

♦	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2010, Sanswire Corp. (the “Company”) received an executed Mutual Release and Settlement Agreement (the “Christian Agreement”) from David A. Christian (“Christian”), pursuant to which Christian resigned as Chief Executive Officer of the Company.  The Christian Agreement provided for the resolution and settlement of all issues relating to the employment of Christian by the Company, provides a mutual release between the parties as well as the following:

•	the Company agreed to issue Christian 4,000,000 shares of common stock of the Company;
•	the Company agreed to issue to Christian an option to purchase 500,000 shares of common stock of the Company at an exercise price of $0.075 per share;
•	the Company agreed to pay Christian Fifteen Thousand Dollars ($15,000) in cash as settlement of all accrued and unpaid expenses; and
•	the Company agreed to issue Christian 250,000 shares with regard to his original contract to serve on the Board of Directors.

On February 8, 2010, the Company  received an executed Mutual Release and Settlement Agreement (the “Hotz Agreement”) between the Company and William J. Hotz (“Hotz”), Hotz resigned as a Director of the Company.  The Hotz Agreement provided for the resolution and settlement of all issues relating to the employment of Hotz by the Company, including but not limited to a provision whereby the Company will pay to Hotz:

•	1,000,000 shares of common stock of the Company;
•	Options to purchase 200,000 shares of common stock of the Company at an exercise price of $0.075 per share; and
•	Ten Thousand Dollars ($10,000) in cash as settlement of all accrued and unpaid salary, benefits, bonuses, expenses and/or other remuneration.

On February 10, 2010, Thomas Seifert, the Company's Chief Financial Officer was appointed to the Board of Directors. Mr. Seifert has been the CFO since August 2009 and served as a consultant to the Company since April 2007.  Prior to April 2007, Mr. Seifert served as a business consultant through Rocky Mountain Advisors Corp., a wholly owned consulting company.  He has more than thirteen years experience in financial management. Prior to joining the Company, Mr. Seifert served five years as Chief Financial Officer of a public telecommunications company and has held prior positions as Chief Financial Officer and Controller for various integrated telecommunications organizations.  There is no arrangement or understanding between Mr. Seifert and any other person pursuant to which Mr. Seifert was selected as a director.  At this time, Mr. Seifert has not been appointed to any such committee, but may be appointed in the near future.    Outside of the employment agreement between Mr. Seifert and the Company, there is no material plan, contract or arrangement (whether or not written) to which Mr. Seifert and the Company are parties to.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1 10.2	Mutual Release and Separation Agreement, by and between Sanswire Corp. and David A. Christian Mutual Release and Separation Agreement, by and between Sanswire Corp. and William J. Hotz

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANSWIRE CORP.

Dated: February 12, 2010	By: /s/ Thomas Seifert
Thomas Seifert
Chief Financial Officer